Exhibit 10.6

Borrower:	WILLIAM LYON HOMES, INC.

Loan No.:	7600004024

THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (the “Amendment”) is dated December 23, 2008, by and between WILLIAM LYON HOMES, INC., a California corporation (“Owner”), and CALIFORNIA NATIONAL BANK, a national banking association (“Lender”).

RECITALS

A. Owner and Lender entered into that certain Borrowing Base Revolving Line of Credit Agreement dated July 10, 2006 (as heretofore amended by the First Amendment, First Modification and Second Modification (each as defined below), the “Loan Agreement”), pursuant to which Lender agreed to extend to Owner a maximum Commitment Amount of $50,000,000.00 (the “Loan”), upon the terms and conditions set forth in said Loan Agreement, for the purpose of providing funds for financing the development of certain Approved Subdivisions and construction of Improvements thereon. The Loan is evidenced by that certain Borrowing Base Secured Promissory Note dated July 10, 2006, in the principal amount of $50,000,000.00 made by Owner in favor of Lender (the “Original Note”). The Loan, the Loan Agreement and the Note are secured by, among other things, certain Deeds of Trust, executed by Owner, as “Trustor” in favor of Lender, as “Beneficiary,” encumbering the Approved Subdivisions and Improvements more particularly described therein. The Deeds of Trust securing the Loan and executed by Owner as of the dated of this Agreement are set forth on Schedule 1 hereto. The Deeds of Trust and all other documents executed and delivered by Owner in connection with the Loan and the Note which provide security for the Loan are hereinafter collectively referred to as the “Security Instruments.”

B The Loan Agreement was amended pursuant to a First Amendment to Borrowing Base Revolving Line of Credit Agreement dated February 20, 2007 (“First Amendment”), an Extension and Modification Agreement dated August 2, 2007 (the “First Modification”), and a Second Extension and Modification Agreement dated May 21, 2008 (the “Second Modification”), each executed by Owner and Lender. The Original Note, the Loan Agreement, the First Amendment, the First Modification, the Second Modification, the Security Instruments and all other documents executed by or on behalf of Owner in connection with the Loan are hereinafter collectively referred to as the “Loan Documents.” Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meanings as set forth in the Loan Agreement and the Note.

C. Lender is the holder of the Note, and the secured party under each and all of the Security Instruments.

D. As of the date hereof, the outstanding principal balance of the Note is Ten Million Seven Hundred Twenty-Six Thousand Six Hundred Fifty-Nine and 37/100 Dollars ($10,726,659.37) and Thirty-One Million Eight Hundred Seventy-Four Thousand Seven Hundred Ninety-Six and 63/100 Dollars ($31,874,796.63) remains undisbursed.

E. Owner and Lender now desire to make certain modifications to the Note and the Loan Agreement in consideration of Owner’s agreements hereinafter described and payment to Lender of the sums hereinafter described.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Lender hereby agree as follows:

1. Amended and Restated Note. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Original Note is amended and restated in its entirety pursuant to that Amended and Restated Borrowing Base Secured Promissory Note of even date herewith in the principal amount of $30,000,000.00 (the “Note”), a true and correct copy of which is attached hereto as Exhibit “A”.

2. Commitment Agreement; Interest Rate; Facility Increase. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, Article 1 [Definitions] of the Loan Agreement is amended as follows:

(a) Commitment Agreement. The defined term “Commitment Amount” is deleted in its entirety and replaced with the following:

“Commitment Amount” means THIRTY MILLION AND NO/100THS DOLLARS ($30,000,000.00).”

(b) Interest Rate. The defined term “Interest Rate” is deleted in its entirety and replaced with the following:

“Interest Rate” means the Reference Rate plus one percent (1.0%), with such interest rate being adjusted from time to time as and when the Reference Rate is adjusted.”

(c) Facility Increase. The defined term “Facility Increase” is deleted in its entirety.

3. Deletion of Increase in Commitment Amount. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, Article 2 [Loan Facility] is amended by deleting Section 2.1(d) in its entirety and replacing it with the following:

“d. [Intentionally Omitted.]”

4. Financial Covenants. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, Article 7 [Financial Covenants] of the Loan Agreement is amended as follows:

(a) Minimum Tangible Net Worth. Section 7.1 is deleted in its entirety and replaced with the following:

“7.1 Minimum Tangible Net Worth Covenant. WLH will maintain, on a consolidating basis, a minimum Tangible Net Worth equal to or greater than Ninety Million Dollars ($90,000,000.00).”

(b) Leverage Ratio. Section 7.2 is deleted in its entirety and replaced with the following:

“7.2 [Intentionally Omitted.]”

(c) Minimum Liquidity. Section 7.4 is deleted in its entirety and replaced with the following:

“7.4 Minimum Liquidity. WLH shall maintain, on a consolidating basis, at all times, Available Liquidity which, is equal to or greater than Thirty Million Dollars ($30,000,000).”

5. No Set Off. Section 12.1 is deleted in its entirety and replaced with the following:

“Notwithstanding any provision of any Loan Document or applicable law to the contrary, in no event shall Lender, whether with or without demand or notice to Borrower, exercise any right to set-off and apply deposits (whether certificates of deposit, demand, general, savings, special, time, or other, and whether provisional or final) held by Lender for Borrower or any other liabilities or other obligations of Lender to Borrower against or to the Obligations. By its signature below, Lender hereby waives any right it may have to set-off and apply such deposits or other liabilities against or to the Obligations.”

6. Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent and other requirements of Lender set forth herein:

(a) Owner shall deposit with Lender concurrently with its execution and delivery of this Amendment:

(i) The Note fully executed by Owner;

(ii) A Reaffirmation of Guarantees, fully executed by William Lyon Homes, a Delaware corporation; and

(iii) Any and all additional documents and items as Lender may reasonably require in connection with this Amendment.

(b) Owner shall pay or cause to be paid to Lender on or before its execution and delivery of this Amendment, all legal, title, escrow, documentation, and other costs incurred by or on behalf of Lender in connection with this transaction including without limitation, the preparation of this Amendment and all other documents prepared in connection herewith.

7. Application of Payments. From and after the date of this Amendment, all payments under the Note shall be applied in accordance with its terms and the terms of the Loan Agreement as amended by this Amendment.

8. Reaffirmations. Owner hereby reaffirms to Lender the continued truth and accuracy of the representations and warranties made by Owner in the Loan Agreement and each and all of the other Loan Documents, with the understanding that Lender is relying upon the continued truth and accuracy of all such representations and warranties in entering into this Amendment. Owner hereby further affirms and certifies that as of the date of this Amendment, no default or Event of Default as described in the Note, the Loan Agreement or any of the other Loan Documents exists or would be existing with the passage of time or the giving of notice or both.

9. Acknowledgments and Waivers.

(a) Owner acknowledges and confirms that it is fully liable under the Note, as amended hereby, including, without limitation, that it is obligated to pay all amounts of principal and interest, late charges, and other sums which may now or hereafter become due and owing under the Note, as amended hereby, and all taxes, insurance premiums and other sums that may be due and payable under the provisions of the Deeds of Trust and other Loan Documents; Owner acknowledges and admits the indebtedness evidenced by the Note, as amended hereby, and unconditionally promises and agrees to pay the same with interest thereon within the time and in the manner required in the Note, as amended hereby, together with attorneys’ fees, costs of collection, and any other sums secured by the Deeds of Trust and other Security Instruments; and Owner further acknowledges and agrees that upon any default or Event of Default under the Note or any of the other Loan Documents from and after the date of this Amendment, Lender, in addition to any other rights it may have under the Loan Documents, at law or in equity, shall have the right to declare the entire unpaid balance of principal and interest under the Note immediately due and payable.

(b) Owner, on behalf of itself and on behalf of its officers, directors, shareholders, agents, employees, successors and assigns (collectively, the “Owner Parties”), and each of them, and anyone claiming through or under them, hereby releases, acquits and forever discharges Lender and its principals, officers, directors, shareholders, agents, employees, successors and assigns (collectively, the “Lender Parties”) and each of them, of and from any and all claims, causes of action in law or equity, suits, debts, liens, obligations, promises, demands, liabilities, damages, losses, costs and expenses of every nature, character and description whatsoever in existence as of the execution of this Amendment, known or unknown, fixed or contingent, which the Owner Parties, or any of them, may have or may hereafter acquire against the Lender Parties and each of them based on or arising out of the Note, the Loan Agreement, the other Loan Documents, this Amendment and the transactions contemplated by said documents, existing prior to the date of this Amendment. With respect to the foregoing release, Owner, on behalf of itself and on behalf of the Owner Parties and each of them hereby acknowledges and waives the provisions of California Civil Code Section 1542, which states:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Owner acknowledges that it has been advised or has had the opportunity to be advised by its attorneys concerning the foregoing, and in light thereof, expressly acknowledges the aforementioned waiver and release of any and all rights it may have under California Civil Code Section 1542 or any other State or Federal statute or legal principle of similar effect with respect to the foregoing.

(c) In further consideration of the extension of the Maturity Date under the Note, the provisions of Section 3511 of the Commercial Code of California requiring presentment of said Note to Owner, demand of payment, protest, notice, notice of dishonor, and notice of nonpayment are hereby waived.

10. Independent Security. Owner hereby agrees that any and all security for the Note including, without limitation, each Deed of Trust, may be enforced by Lender concurrently or independently in such order as Lender may determine; and with reference to any such security in addition to each Deed of Trust, Lender may, without consent of or notice to Owner, exchange, substitute or release such security without affecting the liability of Owner, and Lender may release any one or more parties hereto or to the above obligation, or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable thereon.

11. Amendment Not a Novation; Ratification. This Amendment is an extension and deferment only, and not a novation. Except as modified by this Amendment, the terms and provisions of the Note, the Loan Agreement, the Deeds of Trust and each and all of the other Loan Documents are hereby ratified and affirmed in all respects by the parties hereto, and shall remain binding and controlling on the parties.

12. Reaffirmation of Environmental Indemnity Agreement. In connection with the Loan, Owner executed an Environmental Indemnity Agreement in favor of Lender dated July 10, 2006. Owner hereby reaffirms that the terms, covenants, conditions and obligations of the Environmental Indemnity Agreement remain binding upon Owner and are in full force and effect, notwithstanding the modification of the Loan Documents pursuant to this Amendment.

13. Miscellaneous. Owner and Lender agree to deliver such additional documents and instruments and to do or cause to be done such other acts and things as may be reasonably necessary to assure the parties hereto of the benefit of the agreements contained in this Amendment. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof. Each of the parties to this Amendment acknowledges that it has had the opportunity to seek legal advice as to the terms of this Amendment, and this Amendment shall be construed fairly as to each of the parties, regardless of which party prepared this Amendment. Neither this Amendment nor any of the provisions hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. No waiver of any right hereunder shall constitute waiver of any other or future right. In any dispute arising out of or related to this Amendment or any of the terms and provisions contained herein, the prevailing party in such dispute shall be entitled to recover from the losing party, in addition to any other relief, all attorneys’ fees and costs incurred by the prevailing party in connection with said dispute. All provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LENDER:	CALIFORNIA NATIONAL BANK, a national banking association

	By:	/s/ Andrew Zinn
	Name:	Andrew Zinn
	Its:	Vice President

OWNER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

-7-	Signature Page to Extension and Modification Agreement

SCHEDULE 1

DEEDS OF TRUST

1.	Verona – Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July 10, 2006, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Sacramento County on July 25, 2006 at Book 20060725, Page 2243.

2.	Kingwood – Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July 10, 2006, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Clark County, Nevada on July 25, 2006, as Instrument No. 20060725-0004149.

3.	Serafina -

a. Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July 10, 2006, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Riverside County, California on August 7, 2006, as Document Number 2006-0578867.

b. First Amendment to Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated January 16, 2007, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Riverside County on January 24, 2007, as Document Number 2007-0055265.

c. Second Amendment to Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated June 6, 2007, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Riverside County on June 29, 2007, as Document Number 2007-0429419.

d. Third Amendment to Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated August 23, 2007, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Riverside County on August 24, 2007, as Document Number 2007-0544971.

4.	Sage Court

a. Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July 23, 2007, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Los Angeles County, California on July 25, 2007, as Instrument Number 07-1753723.

b. Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated August 29, 2007, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of Los Angeles County, California on August 29, 2007, as Instrument Number 07-0215838.

5.	Vinter’s Grove

a. Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July     , 2007, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of San Bernardino County, California on July     , 2007, as Instrument Number                 .

b. Construction Loan Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated July     , 2007, by William Lyon Homes, Inc., a California corporation, as Trustor, in favor of California National Bank, a national banking association, as Beneficiary, and recorded in the Official Records of San Bernardino County, California on July     , 2007, as Instrument Number                 .